EXHIBIT A

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.


                            5% CONVERTIBLE DEBENTURE


US$1,030,000.00                                                       1/11/2005

            FOR VALUE RECEIVED, IQ Biometrix, Inc., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Special Situations Technology Fund II, L.P. (the "Holder"), having an address at 153 E 53rd, 55th Floor, New York, NY 10022, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of One Million Thirty Thousand United States Dollars ($1,030,000.00), together with interest from the date set forth above on the unpaid principal balance of this Debenture outstanding at a rate equal to five percent (5.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 5% Convertible Debenture (the "Debenture") is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Interest on this Debenture shall be payable quarterly on the last day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing on March 31, 2005, to the Holder of record on the immediately preceding March 15, June 15, September 15 or December 15, as applicable (each, an "Interest Record Date"). Subject to the other provisions of this Debenture, the principal of this Debenture and all accrued and unpaid interest hereon shall mature and become due and payable on June 30, 2005 (the "Stated Maturity Date"). Except as provided herein, all payments of principal and interest by the Company under this Debenture shall be made in United States dollars in immediately available funds to an account specified by the Holder. At the option of the Company, interest due hereunder may be paid by the issuance to the Holder within two (2) business days of an Interest Payment Date of a number (rounded downward to the nearest whole share) of newly issued, fully paid and non-assessable shares (the "Interest Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), equal to the interest amount owed divided by the Share Price (as defined below). As defined herein, "Share Price" means the effective purchase price per share at which the Company has agreed to issue shares of Common Stock pursuant to the terms of the Purchase Agreement (as defined below) (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof).The Company shall reserve a sufficient number of duly authorized but unissued shares of Common Stock to meet its obligations hereunder.

            In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of twelve percent (12%) until paid. Any such overdue interest shall be payable upon demand in cash. In no event shall any interest charged, collected or reserved under this Debenture exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

            This Debenture is one of a series of Debentures (the "Company Debentures") of like tenor in an aggregate principal amount of [Three Million Three Hundred Thousand United States Dollars ($3,300,000)] issued by the Company pursuant to the terms of the Purchase Agreement.

      1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

            "Additional Rights" has the meaning set forth in Section 4 hereof.

            "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

            "Board" shall mean the Board of Directors of Company.

            "Business Day" other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

            "Change of Control" means, at any time (i) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) under the 1934 Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction; or (iv) any "change of control" or similar event under any loan agreement, mortgage, indenture or other agreement relating to any indebtedness for borrowed money of the Company shall occur; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the stockholders of the Company was proposed by a vote of the majority of directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office. Notwithstanding the foregoing, the Wherify Merger shall not constitute a Change of Control provided that the Wherify Merger is consummated on substantially the terms existing on the date hereof.

            "Common Stock" has the meaning set forth in the first paragraph hereof.

            "Company" has the meaning set forth in the first paragraph hereof.

            "Company Debentures" has the meaning set forth in the third paragraph hereof.

            "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise

            "Conversion Price" shall mean initially $2.00 per share, subject to adjustment as provided in Section 6.

            "Convertible Securities" has the meaning set forth in Section 4 hereof.

            "Debenture" has the meaning set forth in the first paragraph hereof.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Event of Default" has the meaning set forth in Section 6 hereof.

            "Excluded Issuances" has the meaning set forth in Section 4 hereof.

            "Holder" has the meaning set forth in the first paragraph hereof.

            "Indebtedness" has the meaning set forth in Section 7 hereof.

            "Interest Payment Date" has the meaning set forth in the first paragraph hereof.

            "Interest Record Date" has the meaning set forth in the first paragraph hereof.

            "Interest Shares" has the meaning set forth in the first paragraph hereof.

            "Investors" has the meaning set forth in the Purchase Agreement.

            "Mandatory Conversion Date" has the meaning set forth in Section 6 hereof.

            "Market Price", as of a particular date (the "Valuation Date"), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange on the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc. ("Nasdaq"), the Market Price shall be the closing bid price of one share of such security on Nasdaq on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or
(D) if such security is then included in the "pink sheets," the Market Price shall be the closing sale price of one share of such security on the "pink sheets" on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten
(10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

            "Options" has the meaning set forth in Section 4 hereof.

            "Permitted Indebtedness" means:

            (a) Indebtedness existing on the Closing Date and refinancings, renewals and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended and if the principal amount thereof is not increased;

            (b) Deferred taxes;

            (c) Guaranties by any Subsidiary of any "Permitted Indebtedness" of the Company or another Subsidiary; and

            (d) Indebtedness of the Company to any Subsidiary and Indebtedness of any Subsidiary to another Subsidiary which constitutes "Permitted Indebtedness".

            "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

            "Purchase Agreement" shall mean the Purchase Agreement, dated as of December 30, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of [date], and as that agreement may be amended from time to time, by and among the Company and the Investors.

            "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Repurchase Date" has the meaning set forth in Section 4 hereof.

            "Repurchase Notice" has the meaning set forth in Section 4 hereof.

            "Repurchase Price" has the meaning set forth in Section 4 hereof.

            "Required Holders" means collectively, (i) any holder of Company Debentures who, together with its Affiliates, holds 20% or more of the outstanding principal amount of the Company Debentures, and (ii) the holders of at least a majority of the outstanding Company Debentures.

            "Stated Maturity Date" has the meaning set forth in the first paragraph hereof.

            "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

            "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business;
(ii) if the relevant stock or security is quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

            "Trigger Issuance" has the meaning set forth in Section 4 hereof.

            "Wherify Merger" means the merger of Wherify Acquisition, Inc. with and into Wherify Wireless, Inc. pursuant to the Agreement and Plan of Merger, dated as of April 14, 2004, among the Company, Wherify Acquisition, Inc. and Wherify Wireless, Inc., as amended prior to the date hereof.

            Purchase Agreement. This Debenture is one of the several 5% Convertible Debentures of the Company issued pursuant to the Purchase Agreement. This Debenture is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Debenture is transferable and assignable to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Debenture in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Debenture if this Debenture is lost, stolen, mutilated or destroyed.

      2. No Right of Prepayment or Redemption. Except as provided in Section 6 hereof, this Debenture shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

      3. Repurchase of the Debenture at the Option of the Holder Upon Change of Control.

            (a) If a Change of Control occurs, this Debenture shall be purchased by the Company, at the option of the Holder thereof, at a cash purchase price equal to 130% of the principal amount of this Debenture plus accrued and unpaid interest (the "Repurchase Price") to, but not including, the date that is 30 days following the date of the notice of a Change of Control delivered by the Company pursuant to clause (b) below (the "Repurchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in clause (c) below. If the Repurchase Date is on a date that is after an Interest

Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the holder of record on the corresponding Interest Record Date and the Repurchase Price shall not include accrued interest.

            (b) No later than 30 days after the occurrence of a Change of Control, the Company shall give written notice thereof to the Holder, which notice shall include a form of repurchase notice to be completed by the Holder and shall (i) state briefly, the events causing a Change of Control and the date of such Change of Control, (ii) specify the Repurchase Price and (iii) the Repurchase Date.

            (c) The Holder may exercise its rights specified in this Section 4 upon delivery to the Company of (i) a written notice of purchase (a "Repurchase Notice") to the Company at any time on or prior to 5:00 p.m., New York time, on the Repurchase Date stating the portion of the Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Debenture shall be purchased by the Company as of the Repurchase Date and (ii) this Debenture.

            (d) In the event that this Debenture is repurchased in part, upon surrender of this Debenture, the Company shall execute and deliver to the Holder a new Debenture equal in principal amount to the unpurchased portion of the Debenture surrendered.

      4. Conversion Rights.

            (a) Subject to and upon compliance with the provisions of this Debenture, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Debenture into such number of fully paid and nonassessable shares of Common Stock as is obtained by:
(i) adding (A) the principal amount of this Debenture to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Debenture to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Debenture into Common Stock and by surrender of this Debenture (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Debenture shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            (b) Promptly after receipt of the written notice referred to in
Section 4(a) above and surrender of this Debenture (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Debenture shall have been lost or destroyed), but in no event more than five (5) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Debenture. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Company and this Debenture shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount and accrued interest of the Debentures being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            (c) No fractional shares shall be issued upon any conversion of this Debenture into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the principal amount of this Debenture exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Debenture for the principal amount of this Debenture surrendered which is not to be converted.

            (d) If the Company shall, at any time or from time to time while this Debenture is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Debenture shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Debenture had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 4. Such adjustments shall be made successively whenever any event listed above shall occur.

            (e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Debenture such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Debenture, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in
Section 4, and the other obligations under this Debenture. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

            (f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4(d)), or subscription rights or Debentures, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Debentures, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

            (g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

            (h) In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Debenture shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Debenture.

            (i) Except as provided in Section 4(j) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 5(i)(i) through 5(i)(viii) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

                  Adjusted Conversion Price = (A x B) + D
                                              -----------
                                                A+C

                  where

                  "A" equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                  "B" equals the Conversion Price in effect immediately preceding such Trigger Issuance;

                  "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                  "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

            For purposes of this subsection (i), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (i), other than Excluded Issuances (as defined in subsection (j) hereof).


            For purposes of this Section 4(i), the following subsections (i)(i) to (i)(vii) shall also be applicable (subject, in each such case, to the provisions of Section 4(j) hereof):

(i) In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any Debentures or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such Debentures, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus
(z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price of the Common Stock immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            (ii) In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price of the Common Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 6(i).

            (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4(i)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5(i)(i) or 5(i)(ii), or the rate at which Convertible Securities referred to in subsections 5(i)(i) or 5(i)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(i) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(i) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

            (iv) Subject to the provisions of this Section 4(i), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            (v) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

            (vi) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares

(other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (i).

            (j) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board or the compensation committee of the Board, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder, (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Debenture), and (E) shares of Common Stock issued pursuant to the Wherify Merger, provided that the Wherify Merger occurs on substantially the terms existing on the date hereof (collectively, "Excluded Issuances").

            (k) In case at any time:

            (i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

            (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

            (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 4(k) and (b) in the case of any event set forth in clause (iii) of this Section 4(k), at least 20 Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 4(k).

            (l) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

            (m) The Company shall at all times to reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Debenture as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Debenture. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Debenture would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

            (n) The issuance of certificates for shares of Common Stock upon conversion of this Debenture shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

            (o) The Company will not at any time close its transfer books against the transfer, as applicable, of this Debenture or of any shares of Common Stock issued or issuable upon the conversion of this Debenture in any manner which interferes with the timely conversion of this Debenture, except as may otherwise be required to comply with applicable securities laws.

            (p) To the extent permitted by applicable law and the listing requirements of the Nasdaq Stock Market and any exchange on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Holder at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

      5. Mandatory Conversion. Notwithstanding any other provision contained herein to the contrary, this Debenture and all accrued and unpaid interest due hereon shall automatically, and without any action on the part of the Holder, convert into shares of Common Stock at the Conversion Price then in effect immediately upon the effectiveness of the Registration Statement. The date of such conversion is hereinafter referred to as the "Mandatory Conversion Date". The Company shall give the Holder prompt written notice of any mandatory conversion of the Debenture pursuant to this Section 6. From and after such Mandatory Conversion Date this Debenture shall cease to accrue interest, shall cease to be outstanding and shall represent only the right to receive shares of Common Stock upon compliance with the provisions of Sections 5(a) and (b) hereof.

      6. Indebtedness Covenant. The Company agrees that, so long as any amount payable under this Debenture remains unpaid, it will not, and will cause its Subsidiaries not to, without the prior written consent of the Required Holders: create, incur, guarantee, issue, assume or in any manner become liable in respect of, any obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a lien, pledge, security interest, claim or other encumbrance on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary and (vii) of any other Person (collectively, "Indebtedness"), other than Permitted Indebtedness.

      7. Event of Default. The occurrence of any of following events shall constitute an "Event of Default" hereunder:

            (a) the failure of the Company to make any payment of principal on this Debenture when due, whether at maturity, upon acceleration or otherwise;

            (b) the failure of the Company to make any payment of interest on this Debenture, or any other amounts due under the Purchase Agreement, the Registration Rights Agreement, this Debenture or the Warrants when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

            (c) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of Two Hundred Fifty Thousand United States Dollars ($250,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

            (d) there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of Two Hundred Fifty Thousand United States Dollars ($250,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten
(10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

            (e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

            (f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds One Hundred Thousand United States Dollars ($100,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged;

            (g) the Company is in breach of the requirements of Section 6 hereof;

            (h) if any representation or statement of fact made in the Purchase Agreement or furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished; or

            (i) if the Company fails to observe or perform in any material respect any of its covenants contained in the Purchase Agreement, the Registration Rights Agreement, the Warrants or this Debenture (other than any failure which is covered by Section 7(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof.

            Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Debenture shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and
(f) through (i), and (B) automatically, with respect to (e). Upon the occurrence of an Event of Default, the Holder shall have the right to exercise any other right, power or remedy as may be provided herein or as may be provided at law or in equity.

      8. No Waiver. No delay or omission on the part of the Holder in exercising any right under this Debenture shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

      9. Amendments in Writing. Any term of this Debenture may be amended or waived upon the written consent of the Company and the Required Holders;

provided, that (x) any such amendment or waiver must apply to all outstanding Company Debentures; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Debenture,
(ii) reduce the principal amount of this Debenture or the interest rate due hereon, (iii) change the Conversion Price or (iv) change the place of payment of this Debenture. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

      10. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Debenture and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Debenture.

      11. Waiver of Jury Trial. EACH OF THE COMPANY AND, BY ACCEPTING THIS DEBENTURE, THE HOLDER, HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH OF THE COMPANY AND THE HOLDER HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      12. Governing Law; Consent to Jurisdiction. This Debenture shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Debenture, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Debenture and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Debenture. The Company and, by accepting this Debenture, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Debenture, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      13. Costs. If an action is instituted to collect on this Debenture, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

      14. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

      15. Successors and Assigns. This Debenture shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

                  [Remainder of Page Intentionally Left Blank]

                               IQ BIOMETRIX, INC.



                               By: /s/ William B.G. Scigliano
                                   ------------------------------
                                    Name:  William B.G. Scigliano
                                    Title: Chief Executive Officer and President